Exhibit 99.1

MISONIX REPORTS FOURTH QUARTER AND

FISCAL YEAR 2019 RESULTS

FARMINGDALE, N.Y., (August 14, 2019) – Misonix, Inc. (Nasdaq: MSON) (“Misonix” or the “Company”), a provider of minimally invasive therapeutic ultrasonic medical devices that enhance clinical outcomes, today reported financial results for the fiscal 2019 fourth quarter and year ended June 30, 2019 as summarized below:

	Three Months Ended June 30		Year Ended June 30
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Product revenue	$9,754,284	$8,636,126	$38,848,491	$32,669,826
Total revenue	$9,754,284	$8,636,126	$38,848,491	$36,679,826
Gross Profit	$6,786,138	$6,116,302	$27,280,152	$26,884,928
GP Percentage - product revenue	69.6%	70.8%	70.2%	70.0%
Pretax loss	$(2,317,250)	$(1,800,445)	$(7,358,250)	$(2,386,906)
Net loss	$(2,345,797)	$(1,782,552)	$(7,386,797)	$(7,612,435)

EBITDA(1)	$(1,833,685)	$(1,228,614)	$(5,694,479)	$(768,564)
Adjusted EBITDA(1)	$228,112	$(269,495)	$132,783	$4,169,471

	June 30,	June 30,
	2019	2018
	(unaudited)
Long Term Debt	$-	$-
Cash and cash equivalents	$7,842,403	$10,979,455

(1)	Definitions and disclosures regarding non-GAAP financial information including reconciliations are included at the end of this press release.

Fourth Quarter and Full Year 2019 Highlights:

-	Fiscal fourth quarter 2019 revenue increased approximately 12.9% to $9.8 million, compared to $8.6 million in fiscal fourth quarter 2018. Total fiscal Q4 2019 product revenue growth reflects a 23.3% increase in consumables revenue and a 12.8% decline in equipment revenue as compared to fiscal Q4 2018.

o	Fiscal fourth quarter 2019 domestic product revenue increased 22.0% to $6.1 million, including a 16.4% increase in recurring consumables revenue and a 97.0% rise in equipment revenue.

o	Fiscal fourth quarter 2019 international product revenue increased 0.6% to $3.7 million, reflecting a 44.6% increase in consumables, partially offset by a 30.8% decrease in equipment revenue related to approximately $800,000 of orders placed by customers but unfilled by Misonix as of quarter end.

-	Full fiscal year 2019 revenue increased approximately 5.9% to 38.8 million, comprising a product revenue increase of approximately 18.9% to $38.8 million, compared to $32.7 million in fiscal 2018, offset by no license revenue in fiscal 2019 compared with $4 million in fiscal 2018. Total fiscal 2019 product revenue growth reflects a 20.2% increase in consumables revenue and a 15.5% rise in equipment revenue. Full year consumables revenue growth was in line with expectations, while equipment revenue growth was slightly impacted by previously disclosed supply disruptions related to critical parts for BoneScalpel consoles.

o	Fiscal 2019 domestic product revenue increased 14.6% to $23.0 million, including a 15.9% increase in recurring consumables revenue and a 4.6% rise in equipment revenue.

o	Fiscal 2019 international product revenue increased 25.7% to $15.9 million, reflecting a 33.3% increase in consumables and a 19.2% rise in equipment revenue.

-	In May 2019, Misonix announced it has entered into a definitive agreement to acquire Solsys Medical, LLC (“Solsys”), a privately held regenerative medical company, in an all-stock transaction valued at approximately $97 million.

o	The planned acquisition of Solsys substantially broadens Misonix’s addressable market through wound care solutions that are complementary to its existing products.

o	The combined company anticipates top line revenue growth in excess of 25% per annum over the next several years.

o	On August 13, 2019, the Company’s S-4 registration statement with the U.S. Securities and Exchange Commission (“SEC”) relating to the Solsys acquisition was declared effective. A meeting of Misonix’s shareholders to vote on the transaction, among other related matters, has been set for September 26, 2019 at 10:00 a.m. at the Company’s headquarters office.

-	In June 2019, Misonix announced that it had received 510(k) clearance by the U.S. Food and Drug Administration (FDA) for Nexus, its new revolutionary ultrasonic surgical platform. The Company has launched Nexus in a limited market release in the United States.

-	In June 2019, the Company received notice from the SEC that it had concluded its investigation regarding Misonix’s potential breaches of the Foreign Corrupt Practices Act that the Company had self-reported to the SEC and U.S. Department of Justice. The SEC stated that, based on the information it had as of the date of the letter, it did not intend to recommend an enforcement action by the SEC against the Company.

-	In July 2019, the Company favorably settled its shareholder derivative litigation brought in connection with alleged violations by the Company of the Foreign Corrupt Practices Act. Under the terms of the settlement, the Company agreed to enact a six-year plan to implement certain corporate governance measures and pay $500,000 of legal fees, which was paid by the Company’s insurance carrier.

Stavros Vizirgianakis, President and Chief Executive Officer of Misonix stated, “Our fourth quarter of fiscal 2019 marks two years of continued improvements across the entire organization, including double-digit top-line growth for eight consecutive quarters, as well as significant and continuous improvements across most of our key financial and operational metrics. Equally important, the close of fiscal 2019 highlights the success of various strategic initiatives we have undertaken to improve and grow the business in a sustained manner. From significantly revamping our go-to-market strategy, including our sales and marketing department, to back office systems supporting inventory procurement and bringing onboard more capable production partners, Misonix has created a stable and robust foundation for the future.

“Of course, none of this would be possible without having both great products and great people. While the demonstrated clinical benefits of Misonix’s ultrasonic surgical devices are clear, the opportunity ahead of us as we look to grow our business across both applications and markets is largely based on the evolution of our product offering. To that end, we have continued to invest in R&D to support the development of new ultrasonic surgical solutions and products, including our next generation Nexus platform. We are energized by our success to bring Nexus to market. The time, effort and knowhow that was involved in this achievement was significant and we are very pleased with the outcome as well as the enthusiastic market reception we have received. We have begun a controlled market launch of Nexus and have begun to transition our business to this unique and extremely capable platform.

“We are equally excited about our planned acquisition of Solsys and the opportunities that the combination will create by bringing together a direct sales team of over 80 professionals on wound and 55 on the surgical side. We are confident this will help drive increased sales productivity and broaden the market penetration of the combined company’s wound and surgical products in operating rooms and hospital outpatient facilities. Together, we plan to combine our expertise and customer relationships with demonstrated clinical benefits and improving patient outcomes to drive sales.”

“With the positive operating momentum across our business, Misonix has a solid foundation to continue pursuing a range of near- and long-term growth opportunities to deliver enhanced returns for our shareholders. As we enter fiscal 2020, we continue to focus on prudently managing our capital resources, growing sales, improving productivity and operational efficiencies and successfully integrating Solsys under the Misonix umbrella.”

Sales Performance Supplemental Data (unaudited)

	For the three months ended June 30,		Net change		For the year ended June 30,		Net change
	2019	2018	$	%	2019	2018	$	%
Total
Consumables	$7,591,616	$6,155,886	$1,435,730	23.3%	$28,371,517	$23,596,476	$4,775,041	20.2%
Equipment	2,162,668	2,480,240	(317,572)	-12.8%	10,476,974	9,073,350	1,403,624	15.5%
Total Product	9,754,284	8,636,126	1,118,158	12.9%	38,848,491	32,669,826	6,178,665	18.9%
License	-	-	-	-	-	4,010,000	(4,010,000)	-100.0%
Total	$9,754,284	$8,636,126	$1,118,158	12.9%	$38,848,491	$36,679,826	$2,168,665	5.9%

Domestic:
Consumables	$5,395,371	$4,636,527	$758,844	16.4%	$20,561,273	$17,735,749	$2,825,524	15.9%
Equipment	687,487	349,043	338,444	97.0%	2,414,435	2,308,614	105,821	4.6%
Total	$6,082,858	$4,985,570	$1,097,288	22.0%	$22,975,708	$20,044,363	$2,931,345	14.6%

International:
Consumables	$2,196,245	$1,519,359	$676,886	44.6%	$7,810,244	$5,860,727	$1,949,517	33.3%
Equipment	1,475,181	2,131,197	(656,016)	-30.8%	8,062,539	6,764,736	1,297,803	19.2%
Total	$3,671,426	$3,650,556	$20,870	0.6%	$15,872,783	$12,625,463	$3,247,320	25.7%

License	$-	$-	$-	-	$-	$4,010,000	$(4,010,000)	100.0%

Joe Dwyer, Chief Financial Officer, added, “We are pleased with our fourth fiscal quarter and full fiscal year 2019 financial results. Our ability to drive recurring consumables as well as equipment sales growth is driving double-digit increases in product revenue and reinforces our conviction that Misonix is on the right path toward achieving continued top-line growth and improved profitability going forward.

“Fourth quarter operating expenses of $9.1 million increased by $1.2 million or 14.8% year-over-year, reflecting a $1.7 million increase in general and administrative expense, which was primarily attributable to fees and expenses related to the Solsys transaction. Fiscal fourth quarter selling expenses were essentially flat at $4.4 million and research and development expenses of $0.9 million decreased by 32.8% or $0.4 million as we completed the development of our Nexus platform.

Looking ahead to fiscal 2020, we expect double-digit product revenue growth in excess of 20% and gross profit margins of approximately 70%. We estimate that the first half of fiscal 2020 will encompass approximately 47% of total annual revenue, with the remainder being generated in the second half of fiscal 2020. On a standalone basis without Solsys, we expect that adjusted Ebitda will be breakeven. Assuming the successful completion of the Solsys transaction as of the beginning of our second quarter, we will add the Soslys revenue stream, which generated $24 million of revenue in calendar 2018 and is growing at a rate in excess of 25%. We will provide further combined company guidance after the transaction is completed.”

Fiscal Fourth Quarter 2019 Conference Call

Misonix will host a conference call at 4:30 p.m. ET today, Wednesday, August 14, 2019. Senior management will discuss the financial results and host a question and answer session. The dial in number for the audio conference call is dial 888/220-8451 (domestic) or 323/794-2588 (international) conference ID 1769560. Participants may also listen to a live webcast of the call through the “Events and Presentations” section under “Investor Relations” on Misonix’s website at www.misonix.com. A webcast replay will be available for 30 days following the live event at www.misonix.com.

About Misonix, Inc.

Misonix, Inc. (Nasdaq: MSON) designs, manufactures and markets ultrasonic medical devices for the precise removal of hard and soft tissue, including bone removal, wound debridement and ultrasonic aspiration. Misonix is focused on leveraging its proprietary ultrasonic technology to become the standard of care in operating rooms and clinics around the world. Misonix’s proprietary ultrasonic medical devices are used in a growing number of medical procedures, including spine surgery, neurosurgery, orthopedic surgery, cosmetic surgery, laparoscopic surgery, and other surgical and medical applications. At Misonix, Better Matters to us. That is why throughout the Company’s history, Misonix has maintained its commitment to medical technology innovation and the development of ultrasonic surgical products that radically improve patient outcomes. Additional information is available on the Company’s web site at www.misonix.com.

Forward Looking Statements

With the exception of historical information contained in this press release, content herein may contain “forward looking statements” that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding future operating results, future operating metrics and the effect and completion of the transactions (the “Transactions”) with Solsys Medical, LLC (“Solsys”). These statements are based on management’s current expectations and beliefs and are subject to a number of factors, uncertainties and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the ability to satisfy the conditions to closing of the Transactions on the expected timing or at all, the occurrence of any event that could give rise to the termination of the merger agreement with Solsys, the risk of stockholder litigation relating to the Transactions, including resulting expense or delay, higher than expected or unexpected costs associated with or relating to the Transactions, the risk that expected benefits, synergies and growth prospects of the Transactions may not be achieved in a timely manner, or at all, the risk that Solsys’s business may not be successfully integrated with Misonix following the closing, the risk that Misonix and Solsys will be unable to retain and hire key personnel, the risk that disruption from the Transactions may adversely affect Misonix’s or Solsys’s business and relationships with their customers, suppliers or employees, general economic conditions, delays and risks associated with the performance of contracts, risks associated with international sales and currency fluctuations, uncertainties as a result of research and development, acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy, risks involved in introducing and marketing new products, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, the timing of finding strategic partners and implementing such relationships, regulatory risks, the ability to achieve and maintain profitability in the Company’s business lines, the impact of the pending investigation by the Department of Justice, and other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any obligation to update its forward-looking statements.

Important Additional Information Filed With The SEC

In connection with the proposed Transactions, Misonix and Solsys have filed relevant information with the SEC, including a registration statement of Misonix on Form S-4 (file No. 333-231797) that includes a prospectus and proxy statement of Misonix and an information statement of Solsys (the “joint proxy statement/information statement and prospectus”). INVESTORS AND SECURITY HOLDERS OF MISONIX AND SOLSYS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/INFORMATION STATEMENT AND PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT MISONIX, SOLSYS AND THE PROPOSED TRANSACTIONs. A definitive joint proxy statement/information statement and prospectus will be sent to Misonix’s stockholders and Solsys unitholders. Investors and security holders can obtain the registration statement and the joint proxy statement/information statement and prospectus free of charge from the SEC’s website or from Misonix as described below. The documents filed by Misonix with the SEC may be obtained free of charge at Misonix’s website at www.misonix.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Misonix by requesting them by mail at Misonix, Inc., 1938 New Highway, Farmingdale, New York 11735, Attention Investor Relations, or by telephone at 631-694-9555.

Participants in the Solicitation

Misonix, Solsys and certain of their directors, executive officers and employees may be deemed participants in the solicitation of proxies from Misonix shareholders in connection with the proposed Transactions. Information regarding the persons who may be deemed to be participants in the solicitation of Misonix shareholders in connection with the proposed Transactions, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the joint proxy statement/information statement and prospectus filed with the SEC.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Contact:

Joe Dwyer	Norberto Aja, Jennifer Neuman
Chief Financial Officer	JCIR
Misonix, Inc.	212-835-8500 or mson@jcir.com
631-694-9555

Misonix, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the three months ended		For the year ended
	June 30,		June 30,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)
Revenues
Product	$9,754,284	$8,636,126	$38,848,491	$32,669,826
License	-	-	-	4,010,000
Total revenue	9,754,284	8,636,126	38,848,491	36,679,826
Cost of goods sold	2,968,146	2,519,824	11,568,339	9,794,898
Gross profit	6,786,138	6,116,302	27,280,152	26,884,928
Operating expenses:
Selling expenses	4,393,479	4,430,732	18,343,837	16,368,381
General and administrative expenses	3,835,131	2,184,062	11,878,209	9,063,139
Research and development expenses	897,501	1,335,776	4,467,969	4,394,149
Total operating expenses	9,126,111	7,950,570	34,690,015	29,825,669
(Loss) income from operations	(2,339,973)	(1,834,268)	(7,409,863)	(2,940,741)
Other income (expense):
Interest income	30,148	16,991	89,856	26,123
Royalty income	-	1	-	525,438
Other	(7,425)	16,831	(38,243)	2,274
Total other income	22,723	33,823	51,613	553,835
(Loss) income from continuing operations before income taxes	(2,317,250)	(1,800,445)	(7,358,250)	(2,386,906)
Income tax expense (benefit)	28,547	173,224	28,547	5,416,646
Net loss from continuing operations	(2,345,797)	(1,973,669)	(7,386,797)	(7,803,552)
Discontinued operations:
Gain from sale of discontinued operations net of tax of $58,883	-	191,117	-	191,117
Net income from discontinued operations	-	191,117	-	191,117
Net (loss)	$(2,345,797)	$(1,782,552)	$(7,386,797)	$(7,612,435)
Net income (loss) per share:
Continuing operations:
Basic	$(0.25)	$(0.22)	$(0.79)	$(0.87)
Diluted	$(0.25)	$(0.22)	$(0.79)	$(0.87)
Discontinued operations
Basic	$-	$0.02	$-	$0.02
Diluted	$-	$0.02	$-	$0.02
Combined
Basic	$(0.25)	$(0.20)	$(0.79)	$(0.85)
Diluted	$(0.25)	$(0.20)	$(0.79)	$(0.85)
Weighted average shares - Basic	9,428,938	9,037,046	9,333,117	9,009,189
Weighted average shares - Diluted	9,428,938	9,037,046	9,333,117	9,009,189

Misonix, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30,	June 30,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,842,403	$10,979,455
Accounts receivable, less allowance for doubtful accounts of $100,000 and $200,000, respectively	5,360,454	5,245,549
Inventories, net	7,353,562	5,019,886
Prepaid expenses and other current assets	835,044	611,647
Total current assets	21,391,463	21,856,537

Property, plant and equipment, net of accumulated amortization and depreciation of $10,546,810 and $9,023,235, respectively	4,198,721	4,188,378
Patents, net of accumulated amortization of $1,204,589 and $1,063,393, respectively	779,100	757,447
Goodwill	1,701,094	1,701,094
Contract assets	960,000	-
Intangible and other assets	381,921	517,295
Total assets	$29,412,299	$29,020,751

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$4,818,736	$1,794,098
Accrued expenses and other current liabilities	2,488,514	2,812,172
Total current liabilities	7,307,250	4,606,270

Non current liabilities	401,000	13,303
Total liabilities	7,708,250	4,619,573

Commitments and contingencies

Shareholders’ equity:
Common stock, $.01 par value-shares authorized 40,000,000; 9,646,728 and 9,430,466 shares issued and outstanding in each period	96,468	94,305
Additional paid-in capital	43,500,478	39,772,973
Accumulated deficit	(21,892,897)	(15,466,100)
Total shareholders’ equity	21,704,049	24,401,178

Total liabilities and shareholders’ equity	$29,412,299	$29,020,751

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: EBITDA and Adjusted EBITDA. The Company defines EBITDA as net income (loss) as reported under GAAP, plus depreciation and amortization expense, interest expense and income tax expense (benefit). The Company defines Adjusted EBITDA as EBITDA plus non-cash stock compensation expense, merger and acquisition transaction costs, and engineering costs associated with its development of its next generation platform, which will not be a future on-going cost as the project was completed.

We present these non-GAAP measures because we believe these measures are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as a measure of our operating performance and believes that these measures are useful to investors because they are frequently used by analysts, investors and other interested parties to evaluate the operating performance of companies in our industry. We also believe that these measures are useful to our management and investors as a measure of comparative operating performance from period to period.

Misonix, Inc. and Subsidiaries

Reconciliation of GAAP Results to Non-GAAP Measures

(unaudited)

	Three Months Ended		Year Ended
	June 30		June 30
	2019	2018	2019	2018

EBITDA:
Net (loss) income	$(2,345,797)	$(1,782,552)	$(7,386,797)	$(7,612,435)
Depreciation and amortization	483,565	380,714	1,663,771	1,427,225
Income tax expense	28,547	173,224	28,547	5,416,646
EBITDA	(1,833,685)	(1,228,614)	(5,694,479)	(768,564)

Non-cash stock compensation	446,965	547,807	2,336,139	2,628,828
M&A transaction fees	1,298,459	-	1,396,459	-
Nexus next generation engineering	316,373	411,312	2,094,664	2,309,207
Adjusted EBITDA	$228,112	$(269,495)	$132,783	$4,169,471